Exhibit 4.5

016570| 003590|127C|RESTRICTED||4|057-423

Certificate Evidencing Common Units Representing Member Interests in Constellation Energy Partners LLC

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Constellation Energy Partners LLC

Common Units
600620****
600620**
****600620****
*****600620***
******600620**

CONSTELLATION ENERGY PARTNERS LLC

In accordance with Section 4.1 of the Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC, as amended, supplemented or restated from time to time (the "Company Agreement"), Constellation Energy Partners LLC, a Delaware limited liability company (the "Company"),

HEREBY CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 21038E 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

(the "Holder") is the registered owner of *** SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY*** Common Units

representing Class B Interests in the Company (the "Units") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 111 Market Place, Baltimore, Maryland 21202 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER. THE COMPANY MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ANY GROUP MEMBER BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Chief Executive Officer, President and Manager

Secretary

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

Constellation Energy Partners LLC

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT Custodian (until age. ) and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act. (State) Additional abbreviations may also be used though not in the above list. ASSIGNMENT OF UNITS IN CONSTELLATION ENERGY PARTNERS LLC PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby assigns, conveys, sells and transfers unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Units representing Member Interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Constellation Energy Partners LLC. Dated: 20 Signature: Signature: Note: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change. No transfer of the Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Units to be transferred is surrendered for registration of transfer. THE SIGNATURE(S) Signature(s) MUST BE GUARANTEED Guaranteed: BY Medallion AN ELIGIBLE Guarantee GUARANTOR Stamp INSTITUTION (BANKS, AN STOCKBROKERS, APPROVED SIGNATURE SAVINGS GUARANTEE AND LOAN ASSOCIATIONS MEDALLION PROGRAM), AND CREDIT PURSUANT UNIONS WITH TO S. E. MEMBERSHIP C. RULE 17d-15 IN SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER DO NOT ACCEPT WITHOUT NOT ING WATERMARK HOLD TO LIGHT TO VERIFY WATERMARK 1534267